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PRICING SUPPLEMENT NO. 3                                 Filed Pursuant to
DATED DECEMBER 7, 2000 TO                                Rule 424(b)(5)
PROSPECTUS DATED NOVEMBER 9, 2000                        File No. 333-47464


                           CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series F
                 Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000.

Aggregate Principal Amount:              $ 635,000.00
Original Issue Date (Settlement Date):   December 12, 2000
Stated Maturity Date:                    November 15, 2005
Issue Price to Public:                   100.00% of Principal Amount
Interest Rate:                           8.500% Per Annum
Interest Payment Dates:                  May 15 and November 15 and
                                         Semi-Annually Thereafter
                                         Commencing May 15, 2001

Survivor's Option:                       [ X ] Yes     [  ] No
Optional Redemption:                     [ X ] Yes     [  ] No

Initial Redemption Date:                 November 15, 2002
Redemption Price:                        100%

                                         Principal Amount of Notes
       Agent                             Solicited by Each Agent



J.W. Korth & Company                     $ 635,000.00



                                         Per Note Sold by
                                         Agents To Public          Total

Issue Price:                             $   1,000.00         $  635,000.00
Agent's Discount or Commission:          $       3.00         $    1,905.00
Maximum Dealer's Discount or
  Selling Concession:                    $      16.00         $   10,160.00
Proceeds to the Company:                 $     981.00         $  622,935.00

CUSIP Number:  12589Q5M4